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                                                                   EXHIBIT 10.74

                       COUNTRYWIDE FINANCIAL CORPORATION
                     2004 EXECUTIVE EQUITY DEFERRAL PROGRAM

                                    SECTION 1
                                     GENERAL

        1.1 Purpose. The Countrywide Financial Corporation 2004 Executive Equity Deferral Program (the "Program") has been established by Countrywide Financial Corporation (the "Company"), so that it, and each of its Related Companies, may provide its eligible key management employees with an additional opportunity to build financial security, thereby aiding such companies in attracting and retaining employees of exceptional ability.

        1.2 Effective Date. The "Effective Date" of the Program is January 1, 2004.

        1.3 Related Company. The term "Related Company" means any company during any period in which at least fifty percent of the voting power of all classes entitled to vote is owned, directly or indirectly, by the Company or by any other company that is a Related Company by reason of its ownership of stock of the Company. The Company and each Related Company are referred to below collectively as the "Employers" and individually as an "Employer."

        1.4 Program Year. The term "Program Year" means the calendar year.

        1.5 Administration. The authority to control and manage the operation and administration of the Program shall be vested in the Committee. The Committee shall have the rights, powers and duties set forth in Section 6.

                                          SECTION 2
                                        PARTICIPATION

        2.1 Participant. Any individual who is an Eligible Employee for any Program Year shall be eligible to participate in the Program for the Program Year, subject to the terms of the Program. For purposes of the Program, the term "Eligible Employee" for any Program Year shall mean any employee of the Company, or a Related Company, who is part of a select group of management or highly compensated employees and who is specifically selected by the Committee.

        2.2 Deferral Election. An Eligible Employee shall participate in the Program by electing to defer payment of a portion of his or her Eligible Compensation pursuant to the terms of a "Deferral Election" (once deferred, the "Deferred Amounts"). An individual's Deferral Election shall be subject to the following:

        (a) An individual who, prior to the beginning of any Program Year, satisfies the requirements of an Eligible Employee for the Program Year shall be eligible to file a Deferral Election with respect to his or her Eligible Compensation for that Program Year. Such Deferral Election shall be filed during such period before the first day of that year as may be established by the Committee.


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        (b)     An individual who, prior to the beginning of any Program Year, has not satisfied the requirements of an Eligible Employee for the Program Year, but who becomes an Eligible Employee during the Program Year, shall be eligible to file a Deferral Election with respect to his or her Eligible Compensation for that Program Year, subject to the limits of paragraph 2.2(d). Such Deferral Election shall be filed within thirty days (or such shorter period as may be specified by the Committee) after he or she first becomes an Eligible Employee for the year.

        (c) If the Program first becomes effective with respect to the employees of any Employer during any Program Year, and an employee of that Employer becomes an Eligible Employee on the date the Program becomes effective, such employee shall be eligible to file a Deferral Election with respect to Eligible Compensation for that Program Year, subject to the limits of paragraph 2.2(d). Such Deferral Election shall be filed within thirty days (or such shorter period as may be specified by the Committee) after the date the Program becomes effective.

        (d) To the extent elected by a Participant, and subject to the terms of the Program, a Participant's Deferral Election for any Program Year shall apply to his or her Compensation for that Program Year. The terms of a Deferral Election shall be subject to any conditions and limitations that may be imposed by the Committee. Except as otherwise provided in this subsection 2.2, a Deferral Election shall be irrevocable for the Program Year to which it applies.

        (e) The Committee may revoke an individual's Deferral Election as of the date on which the individual ceases to be an Eligible Employee.

        (f) Subject to the terms of the Program, the Participant shall specify, as part of his or her Deferral Election, and in accordance with subsection 4, the time and manner of distribution of the amounts deferred pursuant to such election.

        2.3 Compensation. For purposes of the Program, a Participant's "Eligible Compensation" from any Employer for any Program Year means any elements of the Participant's cash or equity based compensation which are approved for deferral by the Committee.

                                    SECTION 3
                               PROGRAM ACCOUNTING

        3.1 Stock Unit Account. A "Stock Unit Account" shall be maintained on behalf of each Participant who elects to defer all or a portion of his or her Eligible Compensation under this Program, for the period during which delivery is deferred. A Participant's Stock Unit Account shall be subject to the following adjustments:

        (a) The Stock Unit Account will be credited with Stock Units, with such Stock Units to be credited as of the date on which the Eligible Compensation would otherwise have been delivered to the Participant in the absence of the deferral.



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        (b)     As of each dividend payment date for the Stock following the date any Stock Units are credited to the Participant's Stock Unit Account, and prior to the date of distribution with respect to those Stock Units, the Participant's Stock Unit Account shall be credited with additional Stock Units (including fractional Stock Units) equal to (i) the value of the dividend that would be payable with respect to the number of shares of Stock equal to the number of Stock Units credited to the Participant's Stock Unit Account on the dividend record date, divided by (ii) the Fair Market Value (as defined in the 2000 Plan) of a share of Stock on the date of payment of the dividend.

        (c) As of the date of any distribution with respect to a Participant's Stock Unit Account, the Stock Units credited to a Participant's Stock Unit Account shall be reduced by the amounts distributed to the Participant.

        3.2 Statement of Accounts. As soon as practicable after the end of each Year, the Company shall provide Participants having Stock Unit Accounts under the Program with a statement of the transactions in such Accounts during that year and the Account balances as of the end of the year.

                                    SECTION 4
                                  DISTRIBUTIONS

        4.1 General. Subject to the terms of this Section 4, a Participant shall specify, as part of his or her Deferral Election with respect to Deferred Amount, the time and manner of the distribution of the amounts deferred pursuant to such election. In the event that no election is made with respect to the timing or method of distribution as of the date of the Participant's termination of employment (the "Termination Date"), the Participant's entire Stock Unit Account shall be distributed in a single lump sum as of the first anniversary the Participant's Termination Date. At the time of distribution of the Stock Unit Account shares in accordance with the Participant's Deferral Election, the Participant shall receive a distribution of shares of Stock based upon the number of Stock Units in his or her Stock Unit Account subject to distribution. If the scheduled distribution date would otherwise occur after a dividend record date but before the payment of the dividend, distribution may, in the Committee's discretion, be deferred (not more than 30 days) until the dividend is paid.

        4.2 Termination of Deferral by Company. The Committee shall retain the right to terminate, at any time, for any reason, or no reason, the deferral provisions under this Section 4 (which may, but need not, be in conjunction with a termination of the Program), and may immediately distribute all, but not less than all, of the Stock Unit Accounts as of the date of such termination if it is determined by the Committee to be in the best interest of the Company. In the event that the Board terminates the Program pursuant to Section 8, the Restricted Period with respect to all unvested Restricted Stock Units shall immediately lapse and the Participant shall become fully vested in such Stock Units.

        4.3 Offset. Notwithstanding the provisions of subsection 7.2, if, at the time payments are to be made under the Program, the Participant or beneficiary or both are indebted or obligated to any Employer or Related Company, then the payments remaining to be made to the



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Participant or the beneficiary or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness, or obligation, provided, however, that an election by the Committee not to reduce any such payment shall not constitute a waiver of the claim for such indebtedness or obligation.

        4.4 Unforeseeable Emergency. Prior to the date otherwise scheduled for distribution of his or her benefits under the Program, upon a showing of an unforeseeable emergency, a Participant may elect to accelerate payment of an amount not exceeding the lesser of (a) the amount necessary to meet the emergency or (b) the sum of his or her Account balance(s) under the Program (the "Unforeseeable Emergency Amount"). For purposes of the Program, the term "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant (or the control of the beneficiary, if the amount is payable to a beneficiary) and that would result in severe financial hardship to the individual if early withdrawal were not permitted. The determination of "unforeseeable emergency" shall be made by the Committee, based on such information as the Committee shall deem to be necessary. Once the Unforeseeable Emergency Amount is paid, the Participant shall not be eligible to make any further Deferral Elections under the Program until the next Program Year commencing at least twelve months after the date on which the Unforeseeable Emergency Amount is paid.

        4.5 Cash-Out Election. A Participant may make a one-time election (a "Cash-Out Election") to have his or her entire Stock Unit Account balance(s) distributed, in a single lump sum payment, in stock, within 30 days following the date that such election is filed with the Employer, subject to the following:

        (a) The amount actually distributed to an electing Participant under this subsection 4.5 shall be equal to the Participant's entire balance in his or her Stock Unit Account, reduced by an amount equal to 10 percent of each of such balances. The portion of the Participant's Account balance that is not distributed to the Participant's pursuant to this paragraph (a) shall be forfeited as a penalty.

        (b) Notwithstanding the provisions of Section 2, for the remainder of the Program Year in which the Cash-out Election is effective and for the next following Program Year, no Deferral Election by the Participant under subsection 2 shall be given effect.

        Notwithstanding the foregoing provisions of this subsection 4.5, and without limiting the amending authority reserved to the Board by the provisions of Section 8 of the Program, the Committee may amend this subsection 4.5 at any time and in any respect, including as to amounts previously credited to a Participant's Account, to the extent that the Committee determines that such amendment is necessary or desirable by reason of any change in tax laws or regulations or interpretations thereof; provided, however, that no such amendment shall apply with respect to amounts actually distributed under this subsection 4.5 before the later of the date on which the amendment is adopted or effective.

                                    SECTION 5
                                CHANGE IN CONTROL



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        In the event of a Corporate Change, the restricted period with respect to all unvested Restricted Stock Units shall immediately lapse and the Participant shall become fully vested in such Stock Units.

                                    SECTION 6
                                 ADMINISTRATION

        6.1 Committee. The Program and all benefits pursuant thereto shall be administered by the Compensation Committee of the Board (as used herein, the "Committee"). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Program that would otherwise be the responsibility of the Committee.

        6.2 Powers of Committee. The Committee shall have the authority and discretion to interpret and administer the Program, to establish, amend and rescind any rules and regulations relating to the Program. All questions of interpretation with respect to the Program, the benefits established herein, the number of shares of Stock, or other security, or rights granted and the terms of any agreements evidencing any of the Eligible Compensation, including the timing, pricing, and amounts of awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest.

        6.3 Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Company and its Related Companies the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Program in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Program or benefits thereunder, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such benefits. Any such delegation may be revoked by the Committee at any time.

        6.4 Foreign Jurisdictions. To the extent that the Committee determines that the restrictions imposed by the Program preclude the achievement of the material purposes of the benefit provided herein in jurisdictions outside the United States, if applicable, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

                                    SECTION 7
                                  MISCELLANEOUS

        7.1 Beneficiaries. Each Participant or former Participant entitled to payment of Eligible Compensation hereunder, from time to time may name any person or persons (who may be named contingently or successively) to whom any Eligible Compensation earned by him or her and payable to him or her are to be paid in case of his or her death before he or she receives any or all of such Eligible Compensation. Each designation will revoke all prior designations by the same Participant or former Participant, shall be in form prescribed by the Company, and will


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be effective only when filed by the Participant or former Participant in writing with the Secretary of the Company during the Participant's lifetime. If a deceased Participant or former Participant shall have failed to name a Beneficiary in the manner provided above, or if the Beneficiary named by a deceased Participant or former Participant dies before him or her or before payment of all the Participant's or former Participant's Eligible Compensation, the Company, in its discretion, may direct payment in a single sum of any remaining Eligible Compensation to either:

        (a) any one or more or all of the next of kin (including the surviving spouse) of the Participant or former Participant, and in such proportions as the Company determines; or

        (b) the legal representative or representatives of the estate of the last to die of the Participant or former Participant and his or her last surviving beneficiary.

The person or persons to whom any deceased Participant's or former Participant's Eligible Compensation are payable under this paragraph will be referred to as a "Beneficiary."

        7.2 Benefits May Not be Assigned. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferred by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

        7.3 Unfunded Program. The Program shall be unfunded. Neither the Company, a Related Company, the Board nor the Committee shall be required to segregate any assets that may at any time be represented by benefit obligations under the Program. Neither the Company, a Related Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program. Neither the Participant nor any other person shall, by reason of participation in the Program, the deferral of shares of Stock or the deferral of a cash payment, acquire any right in or title to any assets, funds or property of the Company whatsoever prior to the date such shares of Stock or cash are distributed. A Participant shall have only a contractual right to shares of Stock, if any, distributable under the Program, unsecured by any assets of the Company. Nothing contained in the Program shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to provide any benefits to any person. The Company may, but shall not be obligated to, establish a trust to hold assets for the purpose of satisfying obligations under this Program.

        7.4 Adjustment Provisions. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), in addition to any adjustments made pursuant to Section 8 of the 2000 Plan, the Committee may make equitable adjustments to the Deferred Amounts to preserve the benefits or potential benefits of participation in the Program.



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        7.5 Notices. Any notice or document required to be filed with the
Committee under the Program will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Secretary of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Program may be waived by the person entitled to notice.

        7.6 Limits of Liability.

        (a) Any liability of the Company or a Related Company to any Participant with respect to participation in the Program shall be based solely upon contractual obligations created by the Program.

        (b) Neither the Company nor a Related Company, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Program, or in the interpretation, administration or application of the Program, shall have any liability to any party for any action taken or not taken in good faith under the Program except as may be expressly provided by statute.

        7.7 Rights of Employees. Nothing contained in this Program (or in any other documents related to this Program) shall confer upon any Employee any right to continue in the employment of the Company or a Related Company, constitute any contract or limit in any way the right of the Company or a Related Company to change such person's compensation or other benefits or to terminate the service of such person with or without cause.

        7.8 Form and Time of Elections. Any election required or permitted under the Program shall be in writing, and shall be deemed to be filed when timely delivered to the Secretary of the Company or other person as determined by the Committee. Any election to defer Eligible Compensation, shall be irrevocable after the commencement of the year for which it is filed, and such election shall remain in effect with respect to any subsequent years unless a new election with respect to such subsequent years is filed in accordance with rules established by the Committee, in which case such new election shall be applicable with respect to such subsequent years.

        7.9 Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Company.

        7.10 2000 Equity Incentive Program. Any shares of Stock distributed to a Participant under this Program shall be issued pursuant to the 2000 Equity Incentive Plan of Countrywide financial Corporation (the "2000 Plan"), subject to all of the terms and conditions herein. Except in the event of conflict, all provisions of the 2000 Plan shall apply to this Program. In the event of any conflict between the provisions of the 2000 Plan and this Program, this Program shall


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control, provided that the Stock Units credited herein may not exceed the share limitations set forth in the 2000 Plan.

        7.11 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        7.12 Defined Terms. Capitalized terms are as defined herein, or as defined in the 2000 Plan.

                                    SECTION 8
                          AMENDMENT AND DISCONTINUANCE

        The Board may, at any time, amend or terminate the Program, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or Beneficiary prior to the date such amendment is adopted by the Board; and further provided, that adjustments pursuant to paragraph 7.4 shall not be subject to the foregoing limitations of this Section 8. Any amendment or discontinuance of the Program shall be prospective in operation only, and shall not adversely affect the Participant's existing rights, unless the Participant affected shall expressly consent thereto.

                                    SECTION 9
                                CLAIMS PROCEDURES

        9.1 Filing a Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Program. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

        9.2 Committee's Decision. Within 90 days after the receipt of the claim, the Committee will provide the Claimant with written notice of its decision on the claim. If, because of special circumstances, the Committee cannot render a decision on the claim within the 90-day period, the Committee may extend the period in which to render the decision up to 180 days after receipt of the written claim. The Committee will provide the Claimant with a written notice of the extension, before the end of the initial 90-day period, which indicates the special circumstances requiring the extension and the expected decision date. If the claim is denied in whole or in part, the written notice of the decision will inform the Claimant of:

        (a)     the specific reasons for the denial;

        (b) the specific provisions of the Program upon which the denial is based;


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        (c)     any additional material or information necessary to perfect the claim and reasons why such material or information is necessary;

        (d) the right to request review of the denial and how to request such review; and

        (e)     a statement of Claimant's right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974 (ERISA) following an adverse benefit determination on review.

        9.3 Request for Review of Denied Claim. Within 60 days after the receipt of written notice of a denial of all or a portion of a claim, the Claimant may request a review of the denial in a writing filed with the Committee. Written comments, documents, records and other information may be submitted to the Committee along with the review request. During the 60-day period following notice of the denial, the Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

        9.4 Review of Denied Claim. Upon receipt of a request for review of a claim denial, the Committee will undertake a full and fair review of the claim denial and provide the Claimant with written notice of its decision within 60 days after receipt of the review request. If, because of special circumstances, the Committee cannot make a decision within the 60-day period, the Committee may extend the period in which to make the decision up to 120 days after receipt of the review request. The Committee will provide the Claimant with a written notice of the extension, before the end of the 60-day period, which indicates the special circumstances requiring the extension and the expected decision date. The written notice of the Committee's decision will inform the Claimant of:

        (a)     the specific reasons for the decision;

        (b) the specific provisions of the Program upon which the decision is based;

        (c) a statement that Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits;

        (d) a statement of the Claimant's right to bring a civil action under section 502(a) of ERISA.

        9.5 Legal Action. Except as may be otherwise required by law, the decision of the Committee on review of the claim denial will be binding on all parties. A Claimant's compliance with the foregoing provisions of this Section 9 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Program.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]


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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 1st day of January, 2004.

                                        Countrywide Financial Corporation

                                        By: /s/ Thomas H. Boone
                                            ------------------------------------
                                            Thomas H. Boone, Senior Managing
                                            Director, Chief Administrative
                                            Officer


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